Exhibit 99.3

Insurance Acquisition Corp. Schedules Special Meeting for October 13th to Approve Business Combination with Shift, Bringing the Newest Pure-Play in the Used Car Auto Ecommerce Market to the Public Markets

Announces Effectiveness of Registration Statement for Proposed Business Combination

Special Meeting Scheduled for October 13, 2020

SAN FRANCISCO -- September 24, 2020 -- Shift Technologies Inc. (“Shift”), a leading end-to-end ecommerce platform on a mission to make buying or selling a used car fun, fair, and accessible for everyone, and Insurance Acquisition Corp. (Nasdaq: INSU) (“Company”), a publicly traded special purpose acquisition company, today announced that the registration statement on Form S-4 (File No. 333-239896) (as amended, the “Registration Statement”), filed by Insurance Acquisition Corp., relating to the previously announced business combination (the “Business Combination”) with Shift has been declared effective by the U.S. Securities and Exchange Commission (“SEC”). The Company has commenced the process of printing and mailing the definitive proxy statement/prospectus relating to the Special Meeting (the “Special Meeting”) of Insurance Acquisition Corp.’s stockholders to be held on October 13, 2020 in connection with the Business Combination. The proxy statement/prospectus is being mailed to Insurance Acquisition Corp.’s stockholders of record as of the close of business on September 10, 2020 (the “Record Date”). Notice of the Special Meeting is being mailed on September 28, 2020 to stockholders of record as of the Record Date.

“We have made substantial progress scaling Shift to capture share in our core markets since our launch in 2014. Merging with Insurance Acquisition Corp. not only brings Shift to the public markets, but it also unlocks new opportunities and marks the next phase of our growth,” commented George Arison, Shift Co-CEO. “We are committed to shareholders. We will continue to make smart investments to drive revenue growth and deliver long term value to our shareholders.”

Additional Information About the Transaction and Where to Find It

The Company has filed with the SEC a Registration Statement on Form S-4, which includes a proxy statement/prospectus that is both the proxy statement to be distributed to its stockholders in connection with its solicitation of proxies for the vote by its stockholders with respect to the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus because these materials contain important information about the Company, Shift, and the Business Combination. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of the Record Date for voting on the Business Combination and other matters described in the Registration Statement. Stockholders may also obtain copies of the Registration Statement on Form S-4 and the definitive proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Insurance Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attn: Joseph Pooler.

Participants in Solicitation

The Company, Shift, and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the approval of the merger. Information regarding the Company’s directors and officers and a description of their interests in the Company is contained in the definitive proxy statement/prospectus for the Business Combination. Additional information regarding the participants in the proxy solicitation, including Shift’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement/prospectus for the Business Combination. Each of these documents is available at the SEC’s website or by directing a request to the Company as described above under “Additional Information About the Transaction and Where to Find It.”

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information please visit https://shift.com/.

About Insurance Acquisition Corp.

Insurance Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.  Insurance Acquisition Corp. raised $150.6M in its initial public offering in March 2019. Insurance Acquisition Corp.’s securities are quoted on the NASDAQ stock exchange under the ticker symbols INSU, INSUW and INSUU.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to the Company’s and Shift’s future prospects, developments and business strategies. In particular, such forward-looking statements may include statements concerning the timing of the Business Combination; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and Shift’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on the Company’s or Shift’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s or Shift’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Business Combination; (3) the ability of the public entity to meet Nasdaq’s listing standards following the Business Combination; (4) the inability to complete the private placement; (5) the risk that the Business Combination disrupts current plans and operations of Shift as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and agents and retain its management and key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Business Combination; (9) the possibility that Shift may be adversely affected by other economic, business, regulatory and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against the Company, Shift or any of their respective directors or officers, following the announcement of the Business Combination; and (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and are also be provided in the Registration Statement on Form S-4 and the Company’s proxy statement/prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Shift undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in the Company and is not intended to form the basis of an investment decision in the Company. All subsequent written and oral forward-looking statements concerning the Company and Shift, the Business Combination or other matters and attributable to the Company and Shift or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Investor Relations:

Mark Roberts, Blueshirt Capital Markets

IR@shift.com

Media Contact:

Jeff Fox, The Blueshirt Group

jeff@blueshirtgroup.com

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